UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) June 15, 2022
Rocket Companies, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-39432	84-4946470
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
1050 Woodward Avenue
Detroit, MI 48226
(Address of principal executive offices) (Zip Code)
(313) 373-7990
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	RKT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Rocket Companies, Inc. (the “Company”) was held on June 15, 2022.

At the Annual Meeting, the Company’s stockholders:

(1)    Elected the two Class II director nominees, each director to hold office until the 2025 annual meeting of stockholders and until such director’s successor is duly elected and qualified, subject to earlier resignation, retirement or other termination of service;

(2)    Ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022; and

(3)    Approved an amendment to the Amended and Restated Rocket Companies, Inc. 2020 Employee Stock Purchase Plan.

The Annual Meeting proposals and voting requirements are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 27, 2022.

The following is a summary of the final voting results for each matter presented to stockholders.

Proposal 1: Election of Class II Directors.

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Dan Gilbert	524,875,338	23,879,925	41,475,576

Nancy Tellem	542,893,388	5,861,875	41,475,576

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm.

For	Against	Abstain	Broker Non-Votes

587,426,432	2,401,693	402,714	N/A

Proposal 3: Approval of Amendment to the Amended and Restated Rocket Companies, Inc. 2020 Employee Stock Purchase Plan.

For	Against	Abstain	Broker Non-Votes

545,557,338	2,885,610	312,315	41,475,576

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2022

ROCKET COMPANIES, INC.

By:	/s/ Julie Booth
Name:	Julie Booth
Title:	Chief Financial Officer and Treasurer